                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.3

Camtronics Medical Systems, Ltd. and Subsidiaries
Unaudited Consolidated Balance Sheet
(in thousands, except share data)

                                                              October 31,
                                                                  2005
                                                              -----------
ASSETS
Current Assets:
   Cash                                                         $   826
   Trade accounts receivable, net of allowance for
      doubtful accounts of $162 at October 31, 2005               5,798
   Inventories, net                                               3,913
   Costs related to deferred revenue                             10,985
   Deferred income taxes                                          4,052
   Prepaid expenses and other current assets                        722
   Due from Analogic                                              2,374
                                                                -------
Total current assets                                             28,670
Property, plant and equipment, net                                6,648
Intangible assets:
   Capitalized software development costs, net                    4,365
   Goodwill                                                         258
   Other intangible assets, net                                     738
                                                                -------
Total intangible assets                                           5,361
                                                                -------
Total assets                                                    $40,679
                                                                =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable                                                $    42
   Current portion of capital lease obligations                      69
   Accounts payable, trade                                        2,070
   Accrued payroll and related costs                              2,214
   Deferred income taxes                                             65
   Other accrued expenses                                         1,564
   Deferred revenue                                              21,230
   Advance payments and other                                     2,017
                                                                -------
Total current liabilities                                        29,271
Capital lease obligations less current portion                       52
Long term deferred revenue                                          176
Deferred income taxes                                             1,228
                                                                -------
Total liabilities                                                30,727
Stockholders' equity:
   Common stock, $.01 par value; 100,000 shares authorized;
      61,599 shares issued and outstanding                            1
   Additional paid-in capital                                     2,958
   Retained earnings                                              6,549
   Accumulated other comprehensive income                           444
                                                                -------
Total stockholders' equity                                        9,952
                                                                -------
Total liabilities and stockholders' equity                      $40,679
                                                                =======

See accompanying notes.

Camtronics Medical Systems, Ltd. and Subsidiaries
Unaudited Consolidated Statements of Operations and Changes in Retained Earnings and Comprehensive Loss
(in thousands)

                                          Nine Months Ended
                                             October 31,
                                          -----------------
                                            2005      2004
                                          -------   -------
Revenue:
   System sales                           $19,224   $25,356
   Support services                        13,197    14,479
                                          -------   -------
Total revenue                              32,421    39,835
Cost of revenue:
   System sales                            12,520    17,300
   Support services                         5,713     6,269
                                          -------   -------
Total cost of revenue                      18,233    23,569
                                          -------   -------
Gross profit                               14,188    16,266
Operating expenses:
   Research and development                 5,003     6,657
   Sales and marketing                      6,735     7,520
   General and administrative               2,756     2,693
   Parent company management fee              370       405
   Asset impairment charges                 3,599        --
                                          -------   -------
Total operating expenses                   18,463    17,275
                                          -------   -------
Operating loss                             (4,275)   (1,009)
Other expenses                               (104)     (286)
                                          -------   -------
Loss before income taxes                   (4,379)   (1,295)
Benefit (provision) for income taxes          650      (342)
                                          -------   -------
Net loss                                   (3,729)   (1,637)
Retained earnings - beginning of period    10,278    12,799
                                          -------   -------
Retained earnings - end of period         $ 6,549   $11,162
                                          =======   =======
Net loss                                  $(3,729)  $(1,637)
Other comprehensive income:
   Foreign currency translations              (12)      295
                                          -------   -------
Comprehensive loss                        $(3,741)  $(1,342)
                                          =======   =======

See accompanying notes.

Camtronics Medical Systems, Ltd. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(in thousands)

                                                       Nine Months Ended
                                                          October 31,
                                                       -----------------
                                                         2005      2004
                                                       -------   -------
OPERATING ACTIVITIES
   Net loss                                            $(3,729)  $(1,637)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
      Depreciation and amortization                      2,101     2,370
      Bad debt expense                                     (31)      (64)
      Loss on disposal of equipment                         21        13
      Asset impairment charges                           3,599        --
      Equity loss in unconsolidated affiliates               6        31
      Change in accounts receivable                        485     2,759
      Change in inventories                              1,552       786
      Change in cost related to deferred revenue         2,877     4,198
      Change in deferred income taxes                   (2,984)    1,593
      Change in other assets                               640      (649)
      Change in accounts payable                        (1,496)      775
      Change in accrued liabilities                        386       867
      Change in deferred revenue                        (4,187)   (1,596)
      Change in advance payments and other                 197    (3,815)
                                                       -------   -------
Net cash provided by (used in) operating activities       (563)    5,631

INVESTING ACTIVITIES
   Purchases of property and equipment                    (417)     (452)
   Capitalized software development costs               (1,055)   (1,120)
                                                       -------   -------
Net cash used in investing activities                   (1,472)   (1,572)

FINANCING ACTIVITIES
   Payments on capital lease obligations                  (132)     (111)
   Payments on notes payable                                --      (739)
   Net proceeds (repayments) of due to (from) parent     2,313    (2,192)
                                                       -------   -------
Net cash provided by (used in) financing activities      2,181    (3,042)
Effect of exchange rate changes on cash                    (12)      295
                                                       -------   -------
Net increase in cash                                       134     1,312
Cash - beginning of period                                 692       286
                                                       -------   -------
Cash - end of period                                   $   826   $ 1,598
                                                       =======   =======

See accompanying notes.

                CAMTRONICS MEDICAL SYSTEMS, LTD. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1.   THE COMPANY AND BASIS OF PRESENTATION

     Camtronics Medical Systems, Ltd. ("Camtronics" or the "Company") was incorporated in Wisconsin in 1986. Since July 31, 2001, the Company has been a wholly-owned subsidiary of Analogic Corporation (the "Parent"). On November 1, 2005, Emageon Inc. ("Emageon") purchased 100% of the Company's outstanding shares. See Note 3 for discussion of subsequent event transaction.

     The accompanying unaudited financial statements of Camtronics have been prepared in conformity with accounting principles generally accepted in the United States. However, certain information or footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments (which are of a normal and recurring nature) necessary for the fair presentation of the financial information set forth therein. The interim financial statements should be read in conjunction with the financial statements of Camtronics for the years ended July 31, 2005 and 2004. The interim results presented herein are not necessarily indicative of the results of operations that may be expected for the full fiscal year or any other future period.

2.   ASSET IMPAIRMENT CHARGES

     During the nine-month period ended October 31, 2005, the Company recorded asset impairment charges as an operating expense in the Company's consolidated statements of operations as follows:

Goodwill                          $  434
Intangible asset                   1,535
Investment in CardioWorks, Inc.    1,630
                                  ------
                                  $3,599
                                  ======

Goodwill

     During the nine-month period ended October 31, 2005, the Company decided not to make the required significant additional investment in research and development in order for VMI to realize the potential market opportunities of the Echo IMS and Cardio IMS software technology products due to the lower than anticipated participation by the pediatric hospitals. Due to the changes in circumstance, the Company performed an impairment test of the Company's goodwill in accordance with Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets (SFAS 142) during the nine-month period ended October 31, 2005.

     The estimated fair value of the VMI investment was less than the book value of its assets and the Company recorded an impairment charge of $434 during the nine-month period ended October 31, 2005 and a related balance sheet reclass to reduce goodwill and accrued liabilities for the unpaid contingent consideration which was no longer owed.

     Also, the Company determined that significant additional investment would be required to complete the development efforts on these products. As a result, the Company performed an assessment of the recoverability of these long lived assets related to the acquired software technology products of Echo IMS and Cardio IMS. The Company evaluated the future undiscounted cash flows attributable to these software technology products with the net book value exceeding the estimated future undiscounted cash flows. The Company recorded an asset impairment charge of $1,535 related to the acquired software technology products of Echo IMS and Cardio IMS during the nine-month period ended October 31, 2005, leaving a balance of zero as of October 31, 2005.

Impairment of Investment in CardioWorks

     Due to delays in the availability of the front end data collection software, CardioWorks experienced delays in bringing their product to market and had expended the majority of their working capital. Based upon the uncertainty of CardioWorks funding their working capital needs as well as the inability of the Company to recover its investment, the Company determined that its investment in CardioWorks was impaired. Accordingly, the Company recorded an impairment charge of $1,630 during the nine-month period ended October 31, 2005 to write off the investment in CardioWorks.

3.   SUBSEQUENT EVENT

     On November 1, 2005 Analogic Corporation announced that it had sold 100% of the stock of the Company to Emageon for $40,000. Emageon acquired all the assets and assumed all liabilities of the Company except for cash, intercompany balances due to Analogic, notes payable and any assets or liabilities relating to taxes of any type arising from activities prior to November 1, 2005. In addition, Emageon obtained certain indemnifications for certain events or transactions that were pending at the date of sale. The ultimate impact of the purchase on the Company, if any, has not been determined at this date.

     For tax purposes, consistent with Internal Revenue Code Section 338(h)(10), the Company will elect to treat this acquisition as an asset purchase. This election allows the basis in the assets of Camtronics to be valued for tax purposes at fair market value on the date of purchase. This election will eliminate any deferred income or expense items related to assets acquired in the acquisition, as the assets will have the same cost for book as well as tax purposes. Also, no tax attributes will carryover from Camtronics, such as net operating losses.